UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2025

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

180 Life Sciences Corp. (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K originally filed with the Securities and Exchange Commission (the “SEC”) on June 18, 2025 (the “Original Report”), to update and correct (a) the number of restricted stock shares issued to management and the board of directors of the Company on June 17, 2025, as disclosed in the Original Report. Subsequent to the filing of the Original Report, the Board of Directors adjusted, retroactively, the number of restricted stock shares granted in order for the Company to not exceed the total number of shares available for awards under its Third Amended and Restated 2022 Omnibus Incentive Plan; and (b) the triggering event for the increase in Mr. Jordan’s Fee (as defined below), which is triggered upon the occurrence of any material transaction, without any monetary threshold. Except for this Explanatory Note and the corrections discussed above, there are no changes to the Original Report and this Amendment No. 1 does not otherwise reflect events that occurred after the Original Report was filed.

Item 1.01 Entry into a Material Definitive Agreement.

Release Agreement

On June 12, 2025, Mr. Jay Goodman resigned as a member of the Board of Directors, of 180 Life Sciences Corp. (the “Company”, “we” and “us”), effective on June 13, 2025, and entered into a Release Agreement with the Company dated June 12, 2025 (the “Release Agreement”).

Under the Release Agreement, the Company paid Mr. Goodman (a) $7,583.33 which was due as of the date of the Release Agreement in consideration for Board of Directors services rendered; (b) $36,750 representing the Board of Directors fees he would have received had he remained as a member of the Board of Directors through December 31, 2025; and (c) an additional payment of $54,000.

Under the Release Agreement, Mr. Goodman agreed to provide a customary general release to the Company, and also agreed to certain confidentiality, non-disclosure, non-solicitation, non-disparagement, and cooperation covenants in favor of the Company. Mr. Goodman also confirmed that the 65,000 shares of common stock which he held which were subject to vesting and forfeiture were forfeited in connection with his resignation, and the Company has since canceled such shares.

The foregoing summary of the Release Agreement is a summary only and is qualified in its entirety by reference to the Release Agreement, a copy of which is attached hereto as Exhibit 10.1, and are incorporated into this Item 1.01 by reference in its entirety.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with Mr. Goodman’s resignation, his offer letter dated October 25, 2024 with the Company was terminated. No material early termination penalties were incurred in connection with the termination.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Resignation of Jay Goodman

As described above in Item 1.01, on June 12, 2025, and effective on June 13, 2025, Mr. Jay Goodman resigned as a member of the Board of Directors of the Company. Mr. Goodman’s resignation was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(e)

Board of Directors Adoption of 180 Life Sciences Corp. 2025 Option Incentive Plan

On June 17, 2025, the Board of Directors of the Company, with the recommendation of the Compensation Committee of the Board of Directors, adopted the Company’s 2025 Option Incentive Plan (the “2025 Plan”). Notwithstanding such adoption, in accordance with the rules of the Nasdaq Capital Market, following the date of adoption, but prior to the Shareholder Approval Date (as defined below), (i) no stock options granted thereunder can be exercised, and (ii) if Shareholder Approval (as defined below) is not received, the 2025 Plan is to be unwound, and the outstanding stock options granted thereunder cancelled (the “Nasdaq Pre-Approval Requirements”). As discussed above, the 2025 Plan was approved by the Board of Directors, but has not yet been approved by the Company’s stockholders, in accordance with the rules of The Nasdaq Capital Market, which allow the Company to adopt an equity arrangement and grant options thereunder prior to obtaining stockholder approval, provided that (i) no options can be exercised prior to obtaining stockholder approval, and (ii) the plan can be unwound, and the outstanding options cancelled, if stockholder approval is not obtained.

Shareholder approval of the 2025 Plan is to be obtained in accordance with the Company’s Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws, each as amended and applicable laws, within twelve (12) months of the date of adoption (the “Shareholder Approval” and the date of such Shareholder Approval, the “Shareholder Approval Date”). Additionally, the grant of incentive stock options under the 2025 Plan is subject to Shareholder Approval.

The Plan provides an opportunity for any employee, officer, director or consultant of the Company, subject to the terms of the 2025 Plan (including as discussed above and any limitations provided by federal or state securities laws), to receive (i) incentive stock options (to eligible employees only); or (ii) nonqualified stock options. Incentive stock options granted under the 2025 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonqualified (non-statutory stock options) granted under the 2025 Plan are not intended to qualify as incentive stock options under the Code.

A total of 1,000,000 shares of common stock are reserved for awards under the 2025 Plan.

The above description of the 2025 Plan does not purport to be complete, and is qualified in its entirety by reference to the full text of the 2025 Plan, which is attached as Exhibit 10.2 hereto and is incorporated by reference into this Item 5.02 in its entirety.

Accelerated Vesting of Executive Award

Effective June 17, 2025, the Board of Directors of the Company, with the recommendation of the Compensation Committee of the Board of Directors, approved the accelerated vesting of 160,000 shares of restricted common stock originally issued to Blair Jordan, the Company’s Chief Executive Officer, in February 2025, which were to vest at the rate of 1/2 of such shares on each of January 1, 2026 and December 31, 2026, subject to Mr. Jordan’s continued service to the Company, and instead provided for such shares to vest in full as of June 17, 2025.

Executive Option Grants

Effective June 17, 2025, the Board of Directors of the Company, with the recommendation of the Compensation Committee of the Board of Directors, approved the grant of stock options to certain individuals, including awards to the following named executive officers: (a) Blair Jordan, the Chief Executive Officer of the Company (options to purchase 410,000 shares); and (b) Eric R. Van Lent, the Chief Accounting Officer of the Company (options to purchase 25,000 shares), each in consideration for services rendered and to be rendered to the Company.

The options were granted under the 2025 Plan and have a term of ten years, subject in all cases to the terms and conditions of the 2025 Plan and the award agreements to be entered into to evidence such grants, and each officer’s continued service with the Company. The options vest at the rate of 1/2 of such options on each of the six and twelve month anniversaries of the grant date. The options have an exercise price of $0.9290 per share, the closing sales price of the Company’s common stock on the Nasdaq Capital market on June 17, 2025.

The description of the options above is qualified in its entirety by the terms of the Option Agreements to be entered into to evidence each grant, a form of which is attached hereto as Exhibit 10.3 and the 2025 Plan, a copy of which is attached as Exhibit 10.2, the terms of which are incorporated by reference into this Item 5.02.

Executive Restricted Stock Awards

Effective on June 17, 2025, the Company issued, after recommendation by the Compensation Committee of the Company’s Board of Directors and approval by the Board of Directors, 167,576 shares of restricted common stock to Blair Jordan, Chief Executive Officer of the Company and 8,174 shares of restricted common stock to Eric R. Van Lent, Chief Accounting Officer of the Company, which vest at the rate of 1/2 of such shares on each of the six and twelve month anniversaries of the grant date, subject to such persons continued service to the Company on the applicable vesting dates. The grants will be evidenced by Notice of Restricted Stock Grants and Restricted Stock Grant Agreements entered into between the Company and each recipient. The grants were made under, and subject to the terms of, the Company’s Third Amended and Restated 2022 Omnibus Incentive Plan (the “2022 Plan”).

The description of the grants above is not complete and is qualified in its entirety by the Notice of Restricted Stock Grants and Restricted Stock Grant Agreements entered into to evidence the awards and the 2022 Plan, copies of which (a) form of Notice of Restricted Stock Grants and Restricted Stock Grant Agreement is attached hereto as Exhibit 10.3, and (b) 2022 Plan is incorporated by reference herein as Exhibit 10.4, which are incorporated by reference into this Item 5.02 in their entirety.

Amended and Restated Executive Consulting Agreement with Blair Jordan

On June 17, 2025, the Company entered into an Amended and Restated Executive Consulting Agreement with Mr. Blair Jordan, the Company’s Chief Executive Officer and director, and Blair Jordan Strategy and Finance Consulting Inc. (an entity owned by Mr. Jordan)(“Jordan Consulting”), dated June 17, 2025 (the “Jordan Consulting Agreement”). The Jordan Consulting Agreement replaced and superseded a prior Executive Consulting Agreement with Mr. Jordan and Jordan Consulting dated February 21, 2025 (the “Prior Agreement”).

Pursuant to the Jordan Consulting Agreement, the Company agreed to continue to engage Jordan Consulting to provide the services of Mr. Jordan to the Company as Chief Executive Officer of the Company. The Jordan Consulting Agreement has a term beginning effective June 1, 2025, and continuing through December 31, 2027 (the Prior Agreement had a term through December 31, 2026), unless otherwise terminated pursuant to the terms of the agreement (discussed below), provided that in the event that the parties have not agreed to an extension or termination of the Jordan Consulting Agreement with at least 30 days written notice at the end of the term, the agreement automatically renews for successive terms of one year upon the expiration of the primary term or any renewal.

The Jordan Consulting Agreement provides for Mr. Jordan to act as Chief Executive Officer of the Company, and to be paid $240,000 per year in consideration for services rendered to the Company (the “Fee”, which did not change from the Prior Agreement), which Fee shall increase to $350,000 per year in the event the Company completes any material transaction (which increase was not provided for in the Prior Agreement).

The agreement also allows the Company to pay Mr. Jordan or Jordan Consulting an incentive bonus of up to 100% (but not less than 50% (pursuant to the amended terms)) of the Fee per year, in the form of cash or equity, in the discretion of the Compensation Committee and the Board. Any additional bonus payments in 2025, if any, and subsequent bonus payments in 2026 and 2027 from the Company to the Mr. Jordan or Jordan Consulting, if any, will be based on criteria to be determined by the Compensation Committee of the Board. The Board and Compensation Committee may also pay Mr. Jordan or Jordan Consulting bonuses from time to time in cash or equity, in their sole discretion, with any bonus earned being paid by March 15th of the year following the date it is earned.

The Jordan Consulting Agreement includes customary confidentiality, non-disclosure and proprietary right requirements of Jordan Consulting and Mr. Jordan, and a prohibition on Jordan Consulting and Mr. Jordan competing against us during the term of the agreement.

Jordan Consulting may terminate the Jordan Consulting Agreement at any time for “good reason” as described in the Jordan Consulting Agreement, subject to certain cure rights; at any time without “good reason”; and upon expiration of the term or any renewal.

We may terminate the Jordan Consulting Agreement at any time for “just cause” (as described below) and for any reason other than “just cause”. “Just cause” means the occurrence of any of the following events: (i) any material or persistent breach by Jordan Consulting or Mr. Jordan of the terms of the agreement; (ii) the conviction of Jordan Consulting or Mr. Jordan of a felony offence, or the equivalent in a non-American jurisdiction, or of any crime involving moral turpitude, fraud or misrepresentation, or misappropriation of money or property of the Company or any affiliate of the Company; (iii) a willful failure or refusal by Jordan Consulting or Mr. Jordan to satisfy its respective obligations to the Company under the agreement including without limitation, specific lawful directives, reasonably consistent with the agreement, or requests of the Board; (iv) any negligent or willful conduct or omissions of Jordan Consulting or Mr. Jordan that directly results in substantial loss or injury to the Company; (v) fraud or embezzlement of funds or property, or misappropriation involving the Company’s assets, business, customers, suppliers, or employees; (vi) any failure to comply with any of the Company’s written policies and procedures, including, but not limited to, the Company’s Corporate Code of Ethics and Insider Trading Policy, provided that subject to certain limited exceptions, we must first give written notice to Jordan Consulting and Mr. Jordan, as applicable, advising them of the acts or omissions that constitute failure or refusal to perform their obligations and that failure or refusal continues after Jordan Consulting and Mr. Jordan, as applicable, has had thirty (30) days to correct the acts or omissions as set out in the notice, if such acts are correctable.

We are also able to terminate the Jordan Consulting Agreement at any time, without notice upon: (a) the death or physical or mental incapacity of Mr. Jordan if as a result of which Mr. Jordan is unable to perform services for a period in excess of 60 days; or (b) in the event Mr. Jordan or a related party to Mr. Jordan ceases to own or control 100% of Jordan Consulting.

If the agreement is terminated by Jordan Consulting for “good reason” (meaning, without the Mr. Jordan’s consent, the failure of the Company to pay any compensation pursuant to the agreement when due or to perform any other obligation of the Company under the agreement, or the introduction of a requirement to be physically present in an office that is not located in Vancouver, British Columbia; material diminution of duties; his reporting structure and budget authority is reduced; and any material reduction of compensation); provided, however, prior to any such termination by Mr. Jordan for “good reason”, Mr. Jordan must first advise the Company in writing (within 90 days of the occurrence of such event) and provide the Company with 30 days to cure, and such agreement must be terminated within 30 days after the Company’s failure to cure, or by the Company without “just cause” (other than due to death or disability), Jordan Consultant is required to be paid, in a lump sum on the tenth day following such termination, a severance payment equal to: (i) two times the then current annualized Fee, together with all outstanding expenses and pro-rated Fee (through the date of termination); (ii) any unvested equity grant (including but not limited to options, restricted shares, RSUs and other equity incentives) will vest immediate (collectively, the “Extended Obligations”); and (iii) two times any unpaid annual cash bonus in respect of any completed or partial fiscal year that has ended prior to the date of such termination with such amount determined based on actual performance during such fiscal year (and/or partial year, as the case may be) as determined by the compensation committee, which in any case shall be no less than 50% the Fee before being multiplied by 2; and (iv) immediate vesting of any and all equity or equity-related awards – which terms are amended from the Prior Agreement. Any equity awards that vest based on various performance metrics will be vested only if such performance metrics have been met at the time of termination of service and will be determined solely by the Compensation Committee.

If the agreement is terminated without “good reason” by Jordan Consulting or for “just cause” by the Company, Jordan Consulting is entitled to the Accrued Liabilities (as defined below), and any equity awards or equity-related awards that are not vested as of the date of termination will be cancelled and forfeited and any vested awards will be exercisable pursuant to their terms.

If the agreement is terminated due to Mr. Jordan’s death or disability, Jordan Consulting or Mr. Jordan’s estate or his beneficiaries, as the case may be, will be entitled to receive (i) any accrued but unpaid Fee through the date of termination, any unpaid or unreimbursed expenses incurred in accordance with the terms of the agreement, (collectively, the “Accrued Liabilities”); (ii) any unpaid annual cash bonus in respect of any completed fiscal year that has ended prior to the date of such termination, with such amount determined based on actual performance during such fiscal year as determined by the Company’s Compensation Committee on the sixtieth day following termination; (iii) a lump sum payment of any non-discretionary annual cash bonus that would have been payable based on actual performance with respect to the year of termination in the absence of Mr. Jordan’s death or disability, pro-rated for the period that Mr. Jordan worked prior to his death or disability, and payable at the same time as the bonus would have been paid in the absence of Mr. Jordan’s death or disability; and (iv) immediate vesting of any and all equity or equity-related awards previously awarded to Jordan Consulting, irrespective of the type of award.

As a condition precedent to payment of any amount or provision of any benefit to Mr. Jordan upon termination (the “Severance Benefits”), Jordan Consulting and Mr. Jordan or Mr. Jordan’s estate, as applicable, shall execute and shall not rescind, a release in favor of the Company and all related companies, individuals, and entities, in a form satisfactory to the Company.

Upon termination of the agreement or for any reason other than “good reason” by Jordan Consulting or the Company without “just cause”, Jordan Consulting and Mr. Jordan agreed that, for a period ending six months from the date of termination, Jordan Consulting and Mr. Jordan shall not (except on behalf of the Company or with the prior written consent of the Company), directly or indirectly, compete with the Company for a period of one year, neither Mr. Jordan, nor Jordan Consulting shall solicit employees or consultants of the Company, each as discussed in greater detail in the Jordan Consulting Agreement.

 The foregoing summary of the Jordan Consulting Agreement is a summary only and is qualified in its entirety by reference to the Jordan Consulting Agreement, a copy of which is attached hereto as Exhibit 10.6, and is incorporated into this Item 5.02 by reference in its entirety.

Item 8.01 Other Events.

Accelerated Vesting of Director Awards

Effective June 17, 2025, the Board of Directors of the Company, with the recommendation of the Compensation Committee of the Board of Directors, approved the accelerated vesting of 65,000 shares of Restricted Common Stock held by each of Stephen H. Shoemaker, Dr. Lawrence Steinman and Ryan Smith, each non-executive members of the Board of Directors, which were to vest at the rate of 1/2 of such shares on each of July 1, 2025 and December 31, 2025, subject to such persons continued service to the Company and provided instead for such shares to vest in full as of June 17, 2025.

Non-Executive Director Option Awards

Effective June 17, 2025, the Board of Directors of the Company, with the recommendation of the Compensation Committee of the Board of Directors, approved the grant of stock options to the non-executive members of the Board of Directors as follows: Ryan Smith, Lead Director, options to purchase 255,000 shares of common stock; Stephen H. Shoemaker, director, options to purchase 165,000 shares of common stock; and Dr. Lawrence Steinman, director, options to purchase 110,000 shares of common stock, each in consideration for services rendered and to be rendered to the Company.

The options were granted under the 2025 Plan and have a term of ten years, subject in all cases to the terms and conditions of the 2025 Plan and the award agreements to be entered into to evidence such grants, and each director’s continued service with the Company.  The options vest at the rate of 1/2 of such options in each of the six and twelve month anniversaries of the grant date.  The options have an exercise price of $0.9290 per share, the closing sales price of the Company’s common stock on the Nasdaq Capital market on June 17, 2025.

The description of the options above is qualified in its entirety by the terms of the Option Agreements to be entered into to evidence each grant, a form of which is attached hereto as Exhibit 10.3 and the 2025 Plan, a copy of which is attached as Exhibit 10.2, the terms of which are incorporated by reference into this Item 8.01.

Non-Executive Director Restricted Stock Awards

Effective on June 17, 2025, the Company issued, after recommendation by the Compensation Committee of the Company’s Board of Directors and approval by the Board of Directors, 102,181 shares of restricted common stock to Ryan Smith, Lead Director, 67,439 shares of restricted common stock to Stephen H. Shoemaker, director, and 44,959 shares of common stock to Dr. Lawrence Steinman, director, which vest at the rate of 1/2 of such shares on each of the six and twelve month anniversaries of the grant date, subject to such persons continued service to the Company on the applicable vesting dates. The grants will be evidenced by Notice of Restricted Stock Grants and Restricted Stock Grant Agreements entered into between the Company and each recipient. The grants were made under, and subject to the terms of, the 2022 Plan.

The description of the grants above is not complete and is qualified in its entirety by the Notice of Restricted Stock Grants and Restricted Stock Grant Agreements entered into to evidence the awards and the 2022 Plan, copies of which (a) form of which Notice of Restricted Stock Grants and Restricted Stock Grant Agreement is attached hereto as Exhibit 10.3, and (b) 2022 Plan is incorporated by reference herein as Exhibit 10.4, which are incorporated by reference into this Item 8.01 in their entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1*	Release Agreement dated June 12, 2025, by and between 180 Life Sciences Corp. and Mr. Jay Goodman
10.2*	180 Life Sciences Corp. 2025 Option Incentive Plan
10.3*	2025 Option Incentive Plan – Form of Stock Option Agreement (June 2025 Awards)
10.4*	2022 Omnibus Incentive Plan – Form of Notice of Restricted Stock Grant and Restricted Stock Grant Agreement – (June 2025 Awards)
10.5	Third Amended and Restated 180 Life Sciences Corp. 2022 Omnibus Incentive Plan (filed as Exhibit 10.2 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 31, 2024, and incorporated by reference herein
10.6*	Amended and Restated Executive Consulting Agreement dated June 17, 2025, by and between 180 Life Sciences Corp., Blair Jordan and Blair Jordan Strategy and Finance Consulting Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL documents).

*	Filed as exhibits to the Original Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2025

180 LIFE SCIENCES CORP.

By:	/s/ Blair Jordan
	Name:	Blair Jordan
	Title:	Chief Executive Officer